UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 16, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of an Acquisition or Disposition of Assets

On April 18, 2008, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), consummated the sale of the Company’s subsidiary, PacificNet Epro Holdings Limited, a company incorporated in the Hong Kong Special Administrative Region of the PRC ("Epro"), which is primarily engaged in the business of providing call center telecom and customer relationship management services as well as other business outsourcing services in China. Pursuant to the terms of the Sales and Purchase Agreement (the “Agreement”) entered into between the Company and Epro Group International Limited (the “Epro Group International”), PacificNet sold its entire share ownership of 7,766,993 shares in Epro for HK$21 million.

Upon execution of the Agreement, the Company received a payment of HK$3 million. PacificNet shall receive the remaining purchase price in installments over the next twenty-four months.

Pursuant to the terms of the Agreement, within sixty days of the closing, Epro shall repay PacificNet HK$2 million for an interest bearing loan granted from PacificNet to Epro.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2008, PacificNet received a letter from The NASDAQ Stock Market indicating that as a result of the Company’s failure to file with the Securities and Exchange Commission the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2007, the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14).  NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

The Company’s securities are subject to delisting from the NASDAQ Stock Market at the opening of business on April 25, 2008.  PacificNet expects to be able to file its 10-K within one month. PacificNet will appeal the NASDAQ Staff's determination by requesting a hearing before the NASDAQ Listing Qualifications Panel, which would automatically stay the delisting of PacificNet's common stock pending the Panel's review and determination. Although there can be no assurance that the Panel will grant the Company's request for continued listing, once the 10-K is filed.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on NASDAQ. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-K and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press Release dated April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By: /s/ Victor Tong
Name: Victor Tong
Title:    President

Dated: April 18, 2008